Exhibit 99.1

         Mercury General Corporation Announces Second Quarter Results

    LOS ANGELES, July 28 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY), a major California automobile insurer with operations in a number of other states, reported today that net income was $43.4 million, or $0.80 per share (diluted), in the second quarter 2003 compared with $1.3 million, or $0.02 per share (diluted), in the same period for 2002. Net operating earnings, a non-GAAP ("Generally Accepted Accounting Principles") financial measure, in the second quarter of 2003 were $43.5 million, or $0.80 per share, compared with $33.1 million, or $0.61 per share in 2002. For the first six months of 2003, net income and net operating earnings were $85.5 million ($1.57 per share) and $86.1 million ($1.58 per share), respectively which compares to net income and net operating earnings for the same period in 2002 of $30.3 million ($0.56 per share), and $61.9 million, ($1.14 per share), respectively. The Company has included below the definitions of non-GAAP financial measures and a reconciliation of those measures with the most directly comparable GAAP measures.

    Company-wide premiums written were $548.5 million in the second quarter 2003, a 22.6% increase over 2002 and $1,087.2 million for the six month period, a 25.1% increase over 2002. California premiums written were $459.6 million in the quarter, a 20.7% increase over 2002 and $912.5 million for the six-month period, a 23.2% increase over 2002. The increased premiums were driven by both policy count growth and rate increases.

    The combined ratio (GAAP basis) was 94.3% for both the second quarter and for the first six-months of 2003 compared to 96.9% and 97.7% in the respective periods of 2002.

    During the second quarter, the Company received approval from the California Department of Insurance to increase its personal automobile rates by 6.9% in Mercury Casualty Company and California Automobile Insurance Company and 3.8% in Mercury Insurance Company. The Company implemented these rate increases on June 23, 2003.

    Net investment income in 2003 decreased by 8.0% to $26.7 million in the quarter and by 8.3% to $53.6 million for the six-month period compared to the same periods in 2002. The after-tax yield was 4.21% on average investments of $2.26 billion (fixed maturities and equities at cost) for the quarter. This compares with 5.07% in the second quarter of 2002.

    The Company is currently in discussions with New Jersey insurance regulators to enter the New Jersey personal automobile market. Should the Company receive final approval from New Jersey insurance regulators to enter the New Jersey market, it intends to commence New Jersey operations in the third quarter 2003. The Company plans to initially appoint approximately
50 agents throughout the state. New Jersey continues the Company's expansion outside of California and marks the ninth state in which the Company will write automobile insurance business.

    The Company also reported the election of Gabriel Tirador to serve as a member of its Board of Directors. Mr. Tirador has served as the Company's President and Chief Operating Officer since October 26, 2001, and prior to that served as its Vice President and Chief Financial Officer.

    The Board of Directors declared a quarterly dividend of $0.33 per share, representing a 10% increase over the quarterly dividend amount paid in 2002. The dividend is to be paid on September 25, 2003 to shareholders of record on September 12, 2003.

    All interested investors are invited to listen to our investor conference call today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) to review the Company's results of operations for the second quarter period. You can access the conference call through the following toll-free telephone number:
(877) 807-1888. Also, this call can be accessed via webcast through the Company's website at http://www.mercuryinsurance.com.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves; inflation and changes in economic conditions; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

    Information Regarding Non-GAAP Financial Measures

    The Company has presented information within this document containing operating measures which in management's opinion provide investors useful industry specific information to evaluate and perform meaningful comparisons of the Company's performance but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

    The Company defines Net Operating Earnings, a non GAAP financial measure, as Net Income excluding Net Realized Investment Gains and Losses, net of tax. Net Operating Earnings allows management to measure the Company's core business results without the impact of realized capital gains or losses which may fluctuate dramatically due to business and economic circumstances not correlated to the underwriting process. Net Income is the most directly comparable GAAP measure. Management believes that Net Operating Earnings in conjunction with Net Income is useful for investors to evaluate the Company's core business performance. Net Operating Earnings is commonly used by insurance investors to calculate price to earnings multiples and return on equity. Net Operating Earnings is meant as supplemental information and should not be considered a replacement for Net Income and consequently does not reflect the overall profitability of the Company's business.

    Net Premiums Written represents the premiums charged on policies issued during a fiscal period. Net Premiums Earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a
pro-rata basis over the term of the policies.   Net Premiums Written is meant
as supplemental information and is not intended to replace Net Premiums Earned. It should be read in conjunction with the GAAP financial results.

    Paid Losses and Loss Adjustment Expenses is the portion of Incurred Losses and Loss Adjustment Expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid Losses and Loss Adjustment Expenses is meant as supplemental information and is not intended to replace Incurred Losses and Loss Adjustment Expenses. It should be read in conjunction with the GAAP financial results.

                 Mercury General Corporation and Subsidiaries
                         Summary of Operating Results
                         (000's) except share amounts
                                 (unaudited)

                            Quarter Ended June 30,  Six Months Ended June 30,
                               2003        2002         2003        2002
    Net premiums written      $548,451    $447,346   $1,087,201    $868,847
    Net premiums earned        525,072     418,146    1,025,738     804,783
    Paid losses and loss
     adjustment expenses       333,126     271,547      653,725     531,183
    Incurred losses and loss
     adjustment expenses       357,565     296,568      699,111     574,669
    Net investment income       26,718      29,026       53,644      58,530
    Net realized investment
     losses (a)                   (112)    (31,802)        (606)    (31,647)
    Net income                 $43,372      $1,301      $85,480     $30,255

    Net operating earnings     $43,484     $33,103      $86,086     $61,902

    Basic average shares
     outstanding            54,403,161  54,305,751   54,391,096  54,285,508

    Diluted average shares
     outstanding            54,547,221  54,535,129   54,518,470  54,498,678

    Basic Per Share Data
    Earnings per share           $0.80       $0.02        $1.57       $0.56

    Diluted Per Share Data (b)
    Net operating earnings       $0.80       $0.61        $1.58       $1.14
    Net realized investment
     losses (a)                 ($0.00)     ($0.58)      ($0.01)     ($0.58)
    Earnings per share           $0.80       $0.02        $1.57       $0.56


    Operating Ratios--GAAP
     Basis (c)
    Loss ratio                   68.1%       70.9%        68.1%       71.4%
    Expense ratio                26.2%       26.0%        26.2%       26.3%
    Combined ratio               94.3%       96.9%        94.3%       97.7%

    Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP (c) Measures

    Net premiums written      $548,451    $447,346   $1,087,201    $868,847
    Increase in unearned
     premiums                  (23,379)    (29,200)     (61,463)    (64,064)
    Net premiums earned       $525,072    $418,146   $1,025,738    $804,783

    Paid losses and loss
     adjustment expenses      $333,126    $271,547     $653,725    $531,183
    Increase in net losses and
     loss adjustment expense
     reserves                   24,439      25,021       45,386      43,486
    Incurred losses and loss
     adjustment expenses      $357,565    $296,568     $699,111    $574,669


    Net operating earnings     $43,484     $33,103      $86,086     $61,902
    Net realized investment
     losses (a)                   (112)    (31,802)        (606)    (31,647)
    Net income, GAAP basis (c) $43,372      $1,301      $85,480     $30,255

     (a) Net realized investment losses is net of taxes
     (b) Some numbers may not sum due to rounding
     (c) Generally Accepted Accounting Principles



                 Mercury General Corporation and Subsidiaries
                        Other Supplemental Information
                            (000's) except ratios
                                 (unaudited)

                                         Quarter Ended      Six Months Ended
                                       June 30,  June 30,  June 30,  June 30,
                                         2003      2002      2003      2002
    Total California Operations (1)
    Net Premiums Written               $459,564  $380,746  $912,511  $740,702
    Net Premiums Earned                 443,821   358,539   866,834   693,627
    Loss Ratio                            68.5%     70.1%     69.3%     70.9%
    Expense Ratio                         25.5%     25.1%     25.5%     25.4%
    Combined Ratio                        94.0%     95.2%     94.8%     96.3%
    California Automobile lines
    Net Premiums Written               $421,092  $352,821  $842,066  $691,845
    Net Premiums Earned                 412,500   337,711   806,423   653,379
    Loss Ratio                            69.0%     69.8%     69.7%     70.3%
    Expense Ratio                         25.1%     25.0%     25.1%     25.0%
    Combined Ratio                        94.1%     94.8%     94.8%     95.3%
    Non-California Operations (2)
    Net Premiums Written                $88,887   $66,600  $174,690  $128,145
    Net Premiums Earned                  81,251    59,607   158,904   111,156
    Loss Ratio                            65.6%     75.9%     62.1%     74.3%
    Expense Ratio                         29.9%     31.2%     29.7%     32.1%
    Combined Ratio                        95.6%    107.1%     91.9%    106.4%

                                          At         At         At
    Policies-in-force (000's)          June 30,  March 31,  December 31,
                                         2003       2003       2002
    California Personal Auto              1,009       981       952
    California Commercial Auto               19        19        18
    Non-California Personal Auto            160       158       150
    California Homeowners                   169       163       154
    Florida Homeowners                        8         7         6
                                          At         At         At
                                       June 30,  March 31,  December 31,
                                         2002       2002       2001
    California Personal Auto                883       853       828
    California Commercial Auto               17        17        16
    Non-California Personal Auto            135       121       106
    California Homeowners                   136       125       116
    Florida Homeowners                        5         5         4

     (1) Total California operations includes homeowners, auto, commercial property and other immaterial California business lines
     (2) Includes all states except for California

                 Mercury General Corporation and Subsidiaries
                Condensed Balance Sheet and Other Information
                       (000's) except per-share amounts

                                           June 30, 2003    December 31, 2002
                                            (unaudited)
    Investments - available for sale
      Fixed maturities at market
       (amortized cost $1,739,720 in 2003
       and $1,565,760 in 2002)                  $1,842,478        $1,632,871
      Equity securities at market (cost
       $241,791 in 2003 and $233,297 in 2002)      275,389           230,981
      Short-term cash investments, at
       cost, which approximates market             251,185           286,806
            Total investments                    2,369,052         2,150,658
    Net receivables                                277,899           259,445
    Deferred policy acquisition costs              119,690           107,485
    Other assets                                   121,200           127,708
      Total assets                              $2,887,841        $2,645,296
    Loss and loss adjustment expenses             $721,341          $679,271
    Unearned premiums                              602,521           545,485
    Other liabilities                              243,352           192,895
    Notes payable                                  124,701           128,859
    Shareholders' equity                         1,195,926         1,098,786
      Total liabilities and shareholders'
       equity                                   $2,887,841        $2,645,296

    Common stock - shares outstanding (000's)       54,408            54,362
    Book value per share                            $21.98            $20.21
    Statutory surplus                           $1,095,285        $1,014,935
    Portfolio duration                            4.2 years         4.4 years

SOURCE  Mercury General Corporation
    -0-                             07/28/2003
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com /
    (MCY)

CO:  Mercury General Corporation
ST:  California, Florida, New Jersey
IN:  FIN AUT INS
SU:  ERN CCA